UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2012

RESOLUTE ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34464	27-0659371
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1675 Broadway, Suite 1950 Denver, CO		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 303-534-4600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On December 21, 2012, Resolute Natural Resources Southwest, LLC, a Delaware limited liability company (“Resolute Southwest”) and a wholly-owned subsidiary of Resolute Energy Corporation, a Delaware corporation (“Resolute” or the “Company”), and Resolute and Celero Energy II, LP and its affiliate (“Seller”) entered into an amendment (the “Amendment”) to that certain purchase and sale agreement dated as of December 1, 2012 (the “PSA”), to, among other things, allow for a post-closing title examination period, which will end January 16, 2013, during which Resolute Southwest and the Company may give the Seller notice of any title defect in the New Permian Properties (as defined below) and adjust the purchase price of the New Permian Properties accordingly.

The information set forth below in Item 2.01 is hereby incorporated by reference into this Item 1.01. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 2.1 and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

New Permian Acquisition

On December 21, 2012, Resolute Southwest and Resolute completed the acquisition of certain oil and gas properties in the Permian Basin of Texas (the “New Permian Properties”), from Seller, pursuant to the PSA, for a purchase price of $120 million, which purchase price was the result of mutual negotiation at arm’s length and subject to customary purchase price adjustments (the “New Permian Acquisition”). A portion of the purchase price has been escrowed in connection with the post-closing title defect notice rights under the Amendment. The purchase price was funded by proceeds from the Company’s offering of 8.50% Senior Notes due 2020, which closed on December 10, 2012, and borrowings under its revolving credit facility. Natural Gas Partners, an affiliate of the Company, is also an affiliate of Seller. The New Permian Acquisition is effective as of August 1, 2012.

The Company will file financial information related to the New Permian Properties, including its pro forma financial statements resulting from the New Permian Acquisition, no later than 71 days from the date on which this report on Form 8-K is due.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Amendment to Purchase and Sale Agreement, by and among Celero Energy II, LP and Caprock Land & Cattle, LLC, as sellers, Resolute Natural Resources Southwest, LLC, as buyer, and Resolute Energy Corporation, as guarantor, dated December 21, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 24, 2012

RESOLUTE ENERGY CORPORATION

By:	/s/ James M. Piccone

James M. Piccone
President

EXHIBIT INDEX

Exhibit No.	Description
2.1	Amendment to Purchase and Sale Agreement, by and among Celero Energy II, LP and Caprock Land & Cattle, LLC, as sellers, Resolute Natural Resources Southwest, LLC, as buyer, and Resolute Energy Corporation, as guarantor, dated December 21, 2012

3